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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Aspect Communications Corporation on Form S-8 of our reports dated January 18, 1999 and March 25, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Aspect Communications Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE L.L.P.

/s/ Deloitte & Touche LLP

San Jose, California
November 22, 1999